CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PIMCO Dynamic Credit Income Fund of our report dated December 13, 2012, relating to the Statement of Net Assets of PIMCO Dynamic Credit Income Fund which appears in such Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP,

PricewaterhouseCoopers LLP

New York, NY

January 25, 2013